Exhibit 10.3

Royal Bakery Holdings, Inc.

Amendment No.2 to

Sub Franchisor Agreement

On the Page 7 and Page 8 of the Sub-Franchisor Agreement (“Agreement”) signed between Royal Bakery Holdings, Inc. (“Royal Bakery”) and Egg Tart Café United Holdings, LLC (“Egg Tart Café”) dated on October 3, 2012, and the Amendment to Sub Franchisor Agreement signed on July 10th, 2013(“Amendment No.1), where to Item 5, regarding Initial Fees, the Agreement and Amendment No.1 state, Egg Tart Café will pay Royal Bakery $50,000 sub-franchisor fee. Further, Egg Tart Café will pay Royal Bakery $10,000 after signing the Agreement and the remaining balance will pay to Royal Bakery when Egg Tart Café is signing up franchisees.

With the delay on Egg Tart Café’s setting up for café outlets, both Royal Bakery and Egg Tart Café further agreed to the following:

After the $10,000 that Egg Tart Café paid to Royal Bakery in January 2013, Egg Tart Café will pay Royal Bakery the greater of $10,000 or the balance due of the numbers of signing up franchisees ($10,000 for each franchisee) by the end of each year, until the remaining $40,000 sub-franchisor fee is paid off.

	Royal Bakery Holdings, Inc.		Egg Tart Café United Holdings, LLC.
	a Delaware corporation		a Delaware corporation
	(“Franchisor”)		(“Sub-franchisor”)

By	/s/ Tommy Cheung	By	/s/ Stephen Wan
	Print Name: Yu Yan Cheung, Tommy		Print Name: Stephen Wan
	Title: Chairman		Title: Member Manager